UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007 (October 23, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On October 23, 2007, Xfone, Inc. (the “Registrant”), entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”) at a price of $3.00 per share (the “Offering”), for a total subscription amount of $3,000,000 (the “Subscription Amount”).

The Offering was made by the Registrant, acting without a placement agent, pursuant to the Registrant’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.

The Subscription Amount will be held in escrow for the benefit of the Registrant pending the receipt by the Registrant of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the Shares, and until the Registrant’s transfer agent has confirmed that the Shares are available for issuance via the DWAC system, which the Registrant is in the process of implementing.

The form of Subscription Agreement is attached hereto as Exhibit 10.109 and is incorporated herein by reference

The foregoing summary of the transaction and the Subscription Agreement is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.109	Form of Subscription Agreement dated October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.109	Form of Subscription Agreement dated October 23, 2007.